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                                                                 Exhibit 4.3


                              [FORM OF GLOBAL NOTE]

                                                              CUSIP No.:

                                DADE BEHRING INC.

                      o% SENIOR SUBORDINATED NOTE DUE 2010

No.                                                           $

                  DADE BEHRING INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to
       or registered assigns, the principal sum of                      Dollars,
on o, 2010.

                  Interest Payment Dates: o and o.

                  Record Dates: o and o.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                           DADE BEHRING INC.

                                           By: _________________________________
                                               Name:
                                               Title

                                           By: _________________________________
                                               Name:
                                               Title
Certificate of Authentication

                  This is one of the o% Senior Subordinated Notes due 2010 referred to in the within-mentioned Indenture.

                                           [TRUSTEE], as Trustee

Dated:                                     By: _________________________________
                                                     Authorized Signatory


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                              (REVERSE OF SECURITY)

                      o% SENIOR SUBORDINATED NOTE DUE 2010

                  1. INTEREST. DADE BEHRING INC., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above (the "COUPON"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from o, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing o, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest at the corporate offices of the Paying Agent in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Company Americas, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. INDENTURE. The Company issued the Notes under an Indenture, dated as of o, 2002 (the "INDENTURE"), between the Company and the Trustee. This
Note is one of a duly authorized issue of Notes of the Company designated as its o% Senior Subordinated Notes due 2010. The Notes are limited in aggregate principal amount to $o. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

                  5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof


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agrees to be bound by such provisions and authorizes and expressly directs the
Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  6. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, as set forth below:

Redemption after ____________, 2005.

         On or after __________, 2005 the Notes will be subject to redemption at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon to but not including the applicable Redemption Date, if redeemed during the twelve-month period beginning on [DATE] of the years indicated below:

                       YEAR                               %                   PERCENTAGE
                       ----                               -                   ----------

2005..............................................    __________%    [100% plus 1/2 of the Note
                                                                     Interest Rate]
2006..............................................    __________%    [100% plus 3/8 of the Note
                                                                     Interest Rate]
2007..............................................    __________%    [100% plus 1/4 of the Note
                                                                     Interest Rate]
2008..............................................    __________%    [100% plus 1/8 of the Note
                                                                     Interest Rate]
2009 and thereafter...............................     100.000%

provided, however, that if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to the Redemption Date.

                  (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time and from time to time, prior to __________, 2005, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings, at a Redemption Price equal to 100% of the principal amount thereof, plus the Coupon, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that immediately after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice; provided, however, that if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after the same Interest Payment Date, then the applicable interest shall be paid on the Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from the Interest Payment Date to the Redemption Date.


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                  (c) MAKEWHOLE REDEMPTION. The Company may choose to redeem the
Notes at any time prior to _________, 2005 upon the terms and subject to the conditions set forth in this paragraph. The Company may redeem all or any portion of the Notes, at once or from time to time, after giving the required notice under the Indenture. To redeem the Notes prior to ________, 2005, the Company must pay a Redemption Price equal to the greater of:

                           (a) 100% of the principal amount of the Notes to be
redeemed, and

                           (b) the sum of the present values of (i) the
Redemption Price of the Notes at _______, 2005 (such Redemption Price being ___%) and (ii) any interest due on the Notes through _______ , 2005, in each case discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Makewhole Rate plus 0.50%, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date; provided, however, that if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to the Redemption Date.

                  Any notice to Holders of Notes of such a redemption shall include the appropriate calculation of the Redemption Price, but is not required to include the Redemption Price itself. The actual Redemption Price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the Redemption Date.

                  7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in


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connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the


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Notes unless it has received indemnity reasonably satisfactory to it. The
Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

                  17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. GOVERNING LAW. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

                  21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), .JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Dade Behring Inc., 1717 Deerfield Road, Deerfield, IL 60015-0778, Attn: Chief Financial Officer.


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                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________         Signed: ____________________________________
                                            (Sign exactly as name appears on the
                                            other side of this Note)

 Signature Guarantee:  _________________________________________________________


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                      [OPTION OF HOLDER TO ELECT PURCHASE)

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [      ]
                  Section 4.16 [      ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$________________________

Dated: ________________________        _________________________________________
                                       NOTICE: The signature on this assignment
                                               must correspond with the name as
                                               it appears upon the face of the
                                               within Note in every particular
                                               without alteration or
                                               enlargement or any change
                                               whatsoever and be guaranteed by
                                               the endorser's bank or broker.

Signature Guarantee: _____________________________


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